                               POWER OF ATTORNEY

        Know all by these present, that the undersigned hereby constitutes and appoints each of Dimitri Kazarinoff and Thomas J. Hynes III of XL Hybrids, Inc.,
and each of Sahir Surmeli, Jenna Stewart,  Amanda Hartman, Anne T. Leland and
Brenda L. Meyette of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.,
signing singly, with full power of substitution, the undersigned's true and lawful attorney-in- fact to:

        (1)     execute for and on behalf of the undersigned, forms and
                authentication documents for EDGAR Filing Access;

        (2)     do and perform any and all acts for and on behalf of the
                undersigned which may be necessary or desirable to complete and execute any such forms and authentication documents; and

        (3)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally
                required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such
                attorney-in-fact may approve in such attorney-in-fact's
                discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file forms and execute authentication documents with respect to the undersigned's EDGAR Filing Access, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 21st day of December, 2020.

                                        Signature: /s/ Sarah Sclarsic
                                                   ------------------
                                        Name: Sarah Sclarsic